Registration No. 333-41263 as filed with the Securities and Exchange Commission on November 28, 1997.
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POSTEFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        -------------------------------

                       ONEOK, Inc. KGS 401(k) Thrift Plan

                        -------------------------------

                                  ONEOK, Inc.

                  100 West Fifth Street, Tulsa, Oklahoma 74103
      (name of the issuer of the equity securities being offered pursuant to the Plan and the address of its principal office)


         OKLAHOMA                                            73-1520922
(State or other jurisdiction                                (IRS Employer
       of incorporation)                                  Identification No.)

         JIM KNEALE                                       DONALD A. KIHLE
Vice President, Chief Financial                          100 West Fifth Street
      Officer and Treasurer                                  Suite 1000
           ONEOK, Inc.                                   Tulsa, Oklahoma 74103
       (918) 588-7000                                       (918) 585-8141

          (Name, address, and telephone numbers of agents for service)


The purpose of this posteffective amendment is to note the incorporation of the ONEOK, Inc. KGS 401(k) Thrift Plan into the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this registration statement to be signed on its behalf by the undersigned in their capacity as members of the registrant's Thrift Plan Committee, the administrator of the Plan, duly authorized, in the City of Tulsa and the State of Oklahoma, on this 15th day of April, 1999.

                       ONEOK, INC. KGS 401(k) THRIFT PLAN


LARRY W. BRUMMETT
--------------------------------
Larry W. Brummett, Chairman


DAVID L. KYLE
--------------------------------
David L. Kyle, Member


EUGENE N. DUBAY
--------------------------------
Eugene N. Dubay, Member


BARRY D. EPPERSON
--------------------------------
Barry D. Epperson, Member


JOHN A. GABERINO
--------------------------------
John A. Gaberino, Jr., Member


JIM KNEALE
--------------------------------
Jim Kneale, Member


EDMUND J. FARRELL
--------------------------------
Edmund J. Farrell, Member


DAVID ROTH
--------------------------------
David Roth, Member


DEBORAH B. BARNES
--------------------------------
Deborah B. Barnes, Secretary


LEROY F. FORE
--------------------------------
LeRoy F. Fore, Authorized
Representative and Fiduciary



This Plan does not have any officers or directors or persons performing similar functions other than the committee members whose signatures appear above.

                                   SIGNATURE


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and the State of Oklahoma, on the 15th day of April, 1999.



                                     ONEOK, Inc.


                                     By: JIM KNEALE
                                         ---------------------------------------
                                         Jim Kneale, Vice President,Chief
                                         Financial Officer, and Treasurer

                               POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes John Gaberino and Jim Kneale, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and all instruments necessary or incidental in connection therewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated in the City of Tulsa and the State of Oklahoma, on this 15th day of April, l999.




Larry W. Brummett                             Jim Kneale
-----------------                             ----------
Larry W. Brummett                             Jim Kneale
Chairman of the Board,                        Vice President,
Chief Executive                               Chief Financial Officer, and
Officer, and Director                         Treasurer

David L. Kyle                                 Barry D. Epperson
-------------                                 -----------------
David L. Kyle                                 Barry D. Epperson
President, Chief Operating                    Vice President, Controller, and
Officer, and Director                         Chief Accounting Officer

------------------                            Douglas T. Lake
Edwyna G. Anderson                            ---------------
Douglas T. Lake                               Director
Director
                                              Bert H. Mackie
William M. Bell                               --------------
---------------                               Bert H. Mackie
William M. Bell                               Director
Director

Douglas R. Cummings                           ------------------
-------------------                           Douglas Ann Newsom
Douglas R. Cummings                           Director
Director
                                              Gary D. Parker
William L. Ford                               --------------
---------------                               Gary D. Parker
William L. Ford                               Director
Director

Howard R. Fricke                              -----------
----------------                              J. D. Scott
Howard R. Fricke                              Director
Director
                                              Stanton L. Young
                                              ----------------
                                              Stanton L. Young
                                              Director